Exhibit 31.1

CERTIFICATION PURSUANT TO 17 CFR 240.13a-14(a)
(SECTION 302 CERTIFICATION)

I, J. F. Robertson, certify that:

1.                                       I have reviewed this quarterly report on Form 10-QSB of United Wisconsin Grain Producers, LLC;

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of United Wisconsin Grain Producers, LLC, as of, and for, the periods presented in this report;

4.                                     United Wisconsin Grain Producers, LLC’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for United Wisconsin Grain Producers, LLC, and have:

a)              Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to United Wisconsin Grain Producers, LLC, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)             Evaluated the effectiveness of United Wisconsin Grain Producers, LLC’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)              Disclosed in this report any changes in United Wisconsin Grain Producers, LLC’s internal control over financial reporting that occurred during United Wisconsin Grain Producers, LLC’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, United Wisconsin Grain Producers, LLC’s internal control over financial reporting.

5                                        United Wisconsin Grain Producers, LLC’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to United Wisconsin Grain Producers, LLC’s auditors and the audit committee of United Wisconsin Grain Producers, LLC’s board of directors (or persons performing the equivalent functions):

a)                                   All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect United Wisconsin Grain Producers, LLC’s ability to record, process, summarize and report financial information; and

b)                                  Any fraud, whether or not material, that involves management or other employees who have a significant role in United Wisconsin Grain Producers, LLC’s internal controls over financial reporting.

Date:	August 15, 2005	/s/ J. F. Robertson
President (Principal Executive Officer)